UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2007

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2007, the executive officers of People’s United Financial, Inc. (the “Company”) received grants of restricted stock and stock options under the Company’s 2007 Recognition and Retention Plan (the “RRP”) and 2007 Stock Option Plan (the “SOP”). The grant of these awards was reported in a previous filing on Form 8-K.

Copies of the form of agreements pursuant to which grants were made under the RRP and the SOP are being filed as exhibits hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	The following Exhibits are filed as part of this Report.

Exhibit No.	Description
10.26(a)	Form of Grant Agreement for Restricted Stock (Executive Officers) under 2007 Recognition and Retention Plan

10.26(b)	Form of Grant Agreement for Restricted Stock (Non-executive Employees) under 2007 Recognition and Retention Plan

10.27(a)	Form of Grant Agreement for Stock Options (Executive Officers) under 2007 Stock Option Plan

10.27(b)	Form of Grant Agreement for Stock Options (Non-executive Employees) under 2007 Stock Option Plan

[signature appears on following page]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc.
(Registrant)

Date: October 30, 2007	By:	/s/Robert E. Trautmann
(Signature)
	Name:	Robert E. Trautmann
	Title:	First Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.26(a)	Form of Grant Agreement for Restricted Stock (Executive Officers) under 2007 Recognition and Retention Plan

10.26(b)	Form of Grant Agreement for Restricted Stock (Non-executive Employees) under 2007 Recognition and Retention Plan

10.27(a)	Form of Grant Agreement for Stock Options (Executive Officers) under 2007 Stock Option Plan

10.27(b)	Form of Grant Agreement for Stock Options (Non-executive Employees) under 2007 Stock Option Plan